Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THE FOLLOWING ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE LIBERTY GLOBAL GROUP CLASS A ORDINARY SHARES, THE LIBERTY GLOBAL GROUP CLASS C ORDINARY SHARES, THE LILAC GROUP CLASS A ORDINARY SHARES OR THE LILAC GROUP CLASS C ORDINARY SHARES, EXCEPT ON THE BASIS OF THE INFORMATION IN THE SCHEME DOCUMENT, THE PROSPECTUS AND THE PROXY STATEMENT WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE

Liberty Global Announces Recommended Share Acquisition of Cable & Wireless Communications
Strategic combination will create the leading consumer and B2B communications provider in Latin America and the Caribbean

•	Share offer and dividend imply blended price of 81.04 pence per CWC share

•	Creates premier broadband and wireless platform with 10 million subscribers

•	Purchase price multiple of 10.7x including only reported synergies

•	Additional synergies expected beyond $125 million previously reported

•	Combined business should generate low double-digit rebased OCF growth

•	Leading regional platform will capitalize on further M&A opportunities

Denver, Colorado – November 16, 2015:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB, LBTYK, LILA and LILAK) and Cable & Wireless Communications Plc (“CWC”) (LSE: CWC) today announced a recommended offer (the “Offer”) by Liberty Global for all outstanding and to be issued shares of CWC. Pursuant to the Offer, Liberty Global would acquire CWC for shares of Liberty Global in a scheme of arrangement valuing CWC at a total equity value of approximately £3.5 billion ($5.3 billion)1, or an implied price of 78.04 pence per CWC share, based on closing share prices as of November 13, 2015. Further, CWC shareholders would be entitled to receive a special dividend in the amount of 3.00 pence per share at the closing of the transaction, which would be in lieu of any previously announced CWC dividend.

The consideration of 81.04 pence per CWC share represents a purchase price multiple of 10.7x CWC’s adjusted LTM September 30, 2015 EBITDA (on a proportionate basis), after taking into consideration the unrealized2 cost synergies resulting from CWC’s acquisition of Columbus International (“Columbus”). We believe that there are incremental financial benefits over and above the $125 million of total run-rate cost synergies that have been publicly quantified by CWC with respect to the Columbus acquisition, and we expect to derive additional synergies as a result of the combination of our LiLAC operations with CWC. We cannot provide an estimate of the total incremental synergies at this time because a quantified financial benefits statement is required under the U.K.

Takeover Code, which has not been prepared at this time. On a pro-forma basis, we expect the combined group of CWC and LiLAC to deliver low double-digit rebased OCF growth over the medium term.

Under the terms of the Offer, Liberty Global will issue a maximum of approximately 31.7 million LBTYA, 77.5 million LBTYK, 3.6 million LILA and 8.9 million LILAK ordinary shares3. In addition, Liberty Global will assume CWC’s existing proportionate net debt as part of the transaction, which was $2.7 billion as of September 30, 2015. We expect that the dividend and estimated fees and expenses will be funded from CWC liquidity including incremental debt borrowings and LiLAC Group liquidity.

Mike Fries, CEO of Liberty Global, said, “The acquisition of Cable & Wireless represents a watershed moment for our recently created LiLAC platform. It will add significant scale and management depth to our fast-growing operations in Latin America and the Caribbean, while creating a new regional consumer and B2B powerhouse. Upon completion, the combined business will serve 10 million video, data, voice and mobile subscribers, with leading positions across multiple markets.”

“With our long track record of strong operational and financial performance in the region, we are confident that this combination will yield substantial synergies and accelerate our current prospects for the LiLAC Group to low double-digit rebased OCF growth over the medium term. Our high-quality networks and commitment to product innovation will provide the foundation for growth and value creation for both Liberty Global and LiLAC shareholders. Upon closing, the combined LiLAC and CWC businesses will benefit from the broader group's scale and management expertise.”

Completion of the acquisition is subject to, among other conditions, Liberty Global and CWC shareholder approvals, certain regulatory approvals and court sanction of the scheme of arrangement. Following the completion of the acquisition, it is expected that CWC will be attributed to the LiLAC Group, with the Liberty Global Group holding an inter-group interest in the LiLAC Group, based on the 5 day volume-weighted average price (VWAP) of Liberty Global shares leading up to the date of this announcement, and a 95 trading day VWAP for LiLAC shares, which covers the period from launch of the LiLAC tracking stock up to this announcement. Based on the Offer set forth above, the LiLAC Group, on a pro forma basis3, will be approximately 25.44% owned by existing LiLAC Group shareholders and 7.21% owned by existing CWC shareholders, with 67.35% represented by the inter-group interest in favor of the Liberty Global Group. No decision has been made as to whether the LiLAC businesses would be spun-off; however, outstanding inter-group interests are generally distributed to shareholders in spin transactions.

The offer represents an 11% premium to the 5-day CWC VWAP of 73.11p as of November 13, 2015 close and a premium of 40% to the closing share price of CWC of 58.00p on October 21, 2015, the day before CWC announced that they were in talks to be acquired by Liberty Global.

The Offer includes three alternative proposals which CWC shareholders can elect to receive, as described in detail in the Rule 2.7 announcement: a recommended proposal and two alternative proposals. CWC shareholders are encouraged to review that document for details. A brief summary of the proposals follows: The CWC shareholders electing to receive the recommended proposal will receive as consideration an amount of Liberty Global shares, with a right to “mix and match” LiLAC shares, subject to pro-ration. The recommended proposal would have an estimated value of 86.00p per share based on the closing share price of Liberty Global shares (blended) as of November 13, 2015 (assuming no LiLAC shares are elected). Shareholders electing to receive either of the two other proposals (the “Alternative Proposals”) will receive combinations of Liberty Global and LiLAC shares in different proportions. The former majority Columbus shareholders (“Columbus Holders”) have agreed to elect for the Alternative Proposals, which are valued at 78.14p and 68.22p, respectively, based on the closing share prices of Liberty Global and LiLAC shares (blended) as of November 13, 2015. The blended weighted average of these three alternative offers is an implied price of 81.04 pence per CWC share. In no event does the amount of consideration paid by Liberty Global increase as a result of CWC shareholders making any of these elections, as the number of Liberty Global and LiLAC shares are fixed. Please see the Rule 2.7 announcement for further details.

Strategic combination of LiLAC and CWC
Creating the leading consumer and B2B communications provider in Latin America and the Caribbean

Together with the meaningful synergy opportunity, the combined operations will create a unique investment vehicle, which includes an attractive combination of organic growth and further consolidation opportunities throughout Latin America and the Caribbean.

We expect the proposed transaction will enhance the long-term equity value for both Liberty Global Group and LiLAC Group shareholders for the following reasons:

•
Combines high-growth assets in the Latin America and the Caribbean region to form the leading consumer and B2B communications provider, with 10 million video, broadband, fixed and mobile telephony subscription services[4]. This new combination would have generated estimated consolidated revenue[5] of over $3.5 billion and estimated consolidated OCF[5] of $1.4 billion for the twelve months ended September 30, 2015. The combined business is expected to deliver low double-digit rebased OCF growth over the medium term.

•
Adds a powerful B2B Latin American and Caribbean platform to LiLAC, as CWC’s comprehensive product portfolio and extensive terrestrial and submarine network will position LiLAC to capitalize on the growth in the business market throughout the region.

•
Enables continued network investment and product innovation for the benefit of consumers and business customers alike, taking advantage of efficiencies driven from combined scale, and leveraging both companies’ complementary experience in product development and customer-centricity.

•
Offers attractive organic growth opportunities in broadband, pay TV and mobile data; Liberty Global expects to capitalize on the market-leading brands, superior fixed and mobile networks and product leadership of the new combination to take advantage of underlying untapped demand for broadband, pay TV and mobile products and drive customer take-up.

•
Provides significant synergy opportunities; together with the extensive integration that is currently ongoing by CWC with respect to its recent acquisition of Columbus and supported by Liberty Global’s proven integration experience, we believe there are incremental financial benefits over and above those publicly quantified ($125 million of cost synergies) by CWC, as well as additional synergy opportunities from combining CWC with LiLAC.

•
Creates leading regional platform to capitalize on further M&A opportunities; Liberty Global believes that the combined businesses of LiLAC and CWC will be well-positioned to exploit the fragmented telecom and pay television landscape.

Transaction Details
For the transaction details, please see the Rule 2.7 announcement in its entirety, which has been attached as Appendix A to this press release.

In connection with the transaction, Goldman Sachs International and LionTree Advisors acted as financial advisors to Liberty Global. Shearman & Sterling LLP served as legal counsel to Liberty Global.

Next Steps and Indicative Timetable
The issuance of shares to CWC shareholders requires approval by the Liberty Global shareholders under applicable NASDAQ listing rules and U.K. corporate law.

Liberty Global will prepare and send to Liberty Global shareholders a proxy statement summarizing the background to and reasons for the transaction, which will include a notice convening a meeting of Liberty Global shareholders to approve the transaction. The transaction is conditional on, among other things, the approval of the shares issued in the transaction by the requisite majority of Liberty Global shareholders.

It is expected that a proxy statement will be filed with the SEC and sent to Liberty Global shareholders during the first quarter of 2016. It is anticipated that both the Liberty Global and the CWC shareholder meetings will be held within approximately five months of the date of this announcement.

Based on the required steps and subject to the necessary conditions and approvals, Liberty Global anticipates that the Offer will close in the second quarter of 2016.

Synergy Opportunity
In addition to the extensive integration that is ongoing between CWC and Columbus, which is expected to generate $125 million of run-rate cost savings and $145 million of one-time capital expenditure synergies by March 31, 2018, CWC has also disclosed that they expect material revenue synergies through cross-selling, improvements in the video offering and network quality, and enhancements in the B2B offering.

Furthermore, Liberty Global expects to generate synergies as a result of the integration of CWC and the LiLAC Group businesses. Areas of opportunity include savings related to elimination of public company expenses, further corporate and administrative rationalization of existing LiLAC Group operations with those of CWC, leveraging the combined scale in areas such as content, procurement, and product development, and capitalizing on CWC’s terrestrial and submarine network assets and B2B expertise and product portfolio to benefit LiLAC Group’s operations.

In order to provide an estimate of synergies over and above the $125 million mentioned above, a quantified financial benefits statement is required under the U.K. Takeover Code. Such statement regarding the additional potential synergies has not been prepared and therefore an incremental synergy figure cannot be provided at this time.

If the transaction closes, utilization of CWC’s US and U.K. deferred tax assets would be restricted and we believe that material realization of the benefits of those assets would be unlikely.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the transaction and the anticipated consequences and benefits of the transaction, the targeted closing date of the transaction, the intended financing, our expectations with respect to future growth prospects and the impact of the transaction on our operations and financial performance, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the receipt and timing of necessary regulatory and shareholder approvals, the ability to finance the transaction (including the completion of the debt financing), CWC’s ability to continue financial and operational growth at historic levels, the ability to successfully operate and integrate CWC’s operations, continued use by subscribers and potential subscribers of CWC’s services, the ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission (“SEC”) including Liberty Global’s most recently filed Form 10-K and Form 10-Qs. These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statement contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find it
This press release may be deemed to be solicitation material in respect of the proposed acquisition of Cable & Wireless Communications Plc (“CWC”) by Liberty Global plc (“Liberty Global”), including the issuance of shares of Liberty Global ordinary shares in respect of the proposed acquisition. In connection with the foregoing proposed issuance of Liberty Global ordinary shares, Liberty Global expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). To the extent Liberty Global effects the acquisition of CWC as a Scheme under United Kingdom law, the issuance of Liberty Global ordinary shares in the acquisition would not be expected to require registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 3(a)(10) under the Act. In the event that Liberty Global determines to conduct the acquisition pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC containing a prospectus with respect to the Liberty Global ordinary shares that would be issued in the acquisition. INVESTORS AND SECURITY HOLDERS OF LIBERTY GLOBAL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT LIBERTY GLOBAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIBERTY GLOBAL, THE PROPOSED ISSUANCE OF LIBERTY GLOBAL ORDINARY SHARES, AND THE PROPOSED ACQUISITION. The preliminary proxy statement, the definitive proxy statement, the registration statement/prospectus, in each case as applicable, and other relevant materials in connection with the proposed issuance of Liberty Global ordinary shares and the acquisition (when they become available), and any other documents filed by Liberty Global with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by sending a request to: Liberty Global, 12300 Liberty Boulevard, Englewood, CO 80112, USA, Attention: Investor Relations.

Participants in a Solicitation
The directors and executive officers of Liberty Global and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the transaction. Information regarding the directors and executive officers of Liberty Global and other participants in the proxy solicitations and a description of their respective direct and indirect interests, by security holdings or otherwise, is contained in Liberty Global’s proxy statement filed with the SEC on April 29, 2015.

No Profit Forecast
Nothing contained herein shall be deemed to be a forecast, projection or estimate of future financial performance of Liberty Global or CWC or the combined business following completion of the transaction, unless otherwise stated.

Disclosure Requirements of the UK Takeover Code
CWC is a company subject to the jurisdiction of the UK Takeover Code (the “Code”).

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

Disclosures are therefore required in the shares of Liberty Global and CWC.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3. Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading products are provided through next-generation networks and innovative technology platforms that connected 27 million customers subscribing to 57 million television, broadband internet and telephony services at September 30, 2015. In addition, we served five million mobile subscribers and offered WiFi service across six million access points.

Liberty Global’s businesses are currently attributed to two tracking stock groups: the Liberty Global Group (NASDAQ: LBTYA, LBTYB and LBTYK), which primarily comprises our European operations, and the LiLAC Group (NASDAQ: LILA and LILAK, OTC Link: LILAB), which comprises our operations in Latin America and the Caribbean.

Liberty Global's consumer brands are Virgin Media, Ziggo, Unitymedia, Telenet, UPC, VTR and Liberty. Our operations also include Liberty Global Business Services and Liberty Global Ventures. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	1 303 220 4218	Marcus Smith	44 20 7190 6374
Christian Fangmann	49 221 84 62 5151	Bert Holtkamp	31 20 778 9800
John Rea	1 303 220 4238	Matt Beake	44 20 8483 6428

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[1]	All translations throughout this press release are based on a GBP/USD exchange rate of 1.5206 as of November 13, 2015.

[2]	Approximately $98 million of the $106 million proportionate cost synergies resulting from CWC’s acquisition of Columbus had not been realized as of September 30, 2015.

[3]	Based on a fully-diluted CWC share count of 4.4 billion shares as of September 30, 2015.

[4]
Statistics for Liberty Global and CWC are based on each company’s own, separate accounting policies. Statistics are subject to change after completion of the transaction once CWC statistics are presented in accordance with Liberty Global policies.

[5]
The new combination of the LiLAC Group and CWC would have generated estimated consolidated revenue of over $3.5 billion and estimated consolidated OCF of $1.4 billion for the twelve months ended September 30, 2015. These figures are based on the summation of (i) the LiLAC Group’s consolidated revenue and OCF, as derived from Liberty Global’s annual and quarterly reports, as filed with the U.S. Securities and Exchange Commission, and (ii) the consolidated CWC revenue and EBITDA pro forma for Columbus revenue and EBITDA for the twelve months ended 30 September 2015, as detailed in notes 10 and 11, respectively, of Appendix II of the Rule 2.7 announcement made by Liberty Global on 16 November 2015. LiLAC Group figures are reported under generally accepted accounting principles in the U.S. (“U.S. GAAP”) and CWC figures are reported under International Financial Reporting Standards as adopted by the European Union (“IFRS”). Liberty Global has not completed its analysis of the differences between U.S. GAAP and IFRS with respect to CWC’s consolidated financial statements.